UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2023

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On February 5, 2023, Canoo, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (collectively, the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of 50,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), together with warrants to purchase up to 50,000,000 shares of Common Stock (the “Investor Warrants”) at a combined purchase price of $1.05 per share and accompanying warrants. The Investor Warrants will have an exercise price of $1.30 per share, will be initially exercisable beginning six months following the date of issuance (the “Initial Exercise Date”) and will expire five years from the Initial Exercise Date. The transaction is expected to close on or about February 8, 2023, subject to customary closing conditions.

Placement Agency Agreement

On February 5, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to serve as exclusive placement agent for the issuance and sale of the Shares of Common Stock. The Company has agreed to pay A.G.P. an aggregate cash fee equal to 5.5% of the aggregate purchase price paid by any and all Purchasers at the Closing (as defined in the Purchase Agreement), and issue warrants (the “Placement Agent Warrants”) to purchase of Common Stock to A.G.P. equal to 4.0% of the aggregate number of Shares sold at the Closing. Pursuant to the Placement Agency Agreement, the Company also agreed to pay A.G.P. $75,000, as well as non-accountable expenses equal to $15,000.

The foregoing description of the Purchase Agreement, the Investor Warrants, the Placement Agent Warrants and the Placement Agency Agreement are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Investor Warrants, the Placement Agent Warrants and the Placement Agency Agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Kirkland & Ellis LLP relating to the validity of the securities issued pursuant to the Purchase Agreement and Placement Agency Agreement is filed herewith as Exhibit 5.1.

Item 8.01. Other Events.

The Company issued a press release announcing the transactions pursuant to the Purchase Agreement on February 6, 2023. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Kirkland & Ellis LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
99.1	Placement Agency Agreement, dated as of February 5, 2023, between the Company and A.G.P./Alliance Global Partners
99.2	Press Release issued February 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary